                                                                    EXHIBIT 12.1


                       FIDELITY NATIONAL FINANCIAL, INC.

                       Ratio of Earnings to Fixed Charges

                                                                                                      Six months ended
                                                                Year ended December 31,                   June 30,
                                                   ------------------------------------------------   -----------------
                                                     1994      1995     1996      1997       1997      1998      1999
                                                   -------   -------   -------   -------   --------   -------   -------
                                                                         (Dollars in thousands)
Earnings:
  Earnings                                         $15,577   $ 7,953   $29,241   $47,308   $105,692   $50,119   $43,508
  Fixed charges                                     13,779    15,053    16,885    18,208     21,456     8,704     6,174
                                                   -------   -------   -------   -------   --------   -------   -------
                                                   $29,356   $23,006   $46,126   $65,516   $127,148   $58,823   $49,682
                                                   =======   =======   =======   =======   ========   =======   =======
Fixed charges:
  Interest expense                                 $ 9,078   $10,137   $11,590   $12,269   $ 17,024   $ 6,674   $ 5,689
  Amortization of original issue discount
    and debt issuance costs                          4,701     4,916     5,295     5,939      4,432     2,030       485
                                                   -------   -------   -------   -------   --------   -------   -------
                                                   $13,779   $15,053   $16,885   $18,208   $ 21,456   $ 8,704   $ 6,174
                                                   =======   =======   =======   =======   ========   =======   =======

Ratio of Earnings to Fixed charges                     2.1       1.5       2.7       3.6       5.9        6.8       8.0